Exhibit 99.2

 In the first quarter we executed well on our strategic initiatives and continued to deliver best-in-class financial performance. As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and the first quarter of last year. Any discussion of our results will exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document. The following first quarter as reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the Form 10-Q for the quarterly period ended March 28, 2015 and the company’s 2014 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. CFO Commentary

First-Quarter  2015 investor.arrow.com  Frter 2015 CFO Commentary First-Quarter Summary In the first quarter we executed well on our strategic initiatives, continued to deliver best-in-class financial performance, and returned substantial capital to our shareholders through our buyback program. First-quarter sales were $5 billion advancing 3% year over year adjusted for the impact of acquisitions and changes in foreign currencies. Sales, as reported, declined 2% year over year. Operating income was $205 million, a 9% increase year over year adjusted for currency. Operating margins advanced year over year as well, increasing by 10 basis points to 4.1%, the highest first-quarter level since 2012. Trailing twelve-month cash generated from operating activities was $308 million. Global components sales were $3.35 billion. Sales increased 2% year over year adjusted for the impact of acquisitions and changes in foreign currencies. Global components had one fewer shipping day in the first quarter of 2015 compared to the first quarter of 2014 and this negatively impacted the rate of sales growth by approximately 1.5 percentage points. The overall market for our global components business remains stable, with lead times and customer order patterns operating in normal ranges. First-quarter book-to-bill was 1.02. In the Americas, our sales were flat year over year. In Europe, sales increased 10% year over year adjusted for the impact of acquisitions and changes in foreign currencies. Sales in Asia were flat year over year. Sales in our core Asia components business grew 6% year over year. Global components operating margin of 5.1% increased 20 basis points year over year. In enterprise computing solutions, sales of $1.66 billion increased 7% year over year adjusted for the impact of acquisitions and changes in foreign currencies. In the Americas, sales grew 6% year over year adjusted for the impact of acquisitions and changes in foreign currencies. In Europe, sales increased 8% year over year adjusted for the impact of acquisitions and changes in foreign currencies. Global enterprise computing solutions achieved record first-quarter operating income of $73 million and operating margin of 4.4%. In the first quarter, both global components and enterprise computing solutions operating margins advanced 20 basis points year over year. investor.arrow.com

First-Quarter 2015 CFO Commentary P&L Highlights* Q1 2015 Y/Y Change Y/Y Change Adjusted for Acquisitions & Currency Q/Q Change Sales $5,002 -2% +3% -22% Gross Profit Margin 13.7% -10 bps -20bps +90bps Operating Expenses/Sales 9.6% -30bps -30bps +120bps Operating Income $205 +2% +4% -27% Operating Margin 4.1% +20bps flat -30bps Net Income $128 +3% +7% -31% Diluted EPS $1.32 +8% +12% -30% Consolidated Overview First Quarter 2015 First-quarter sales were $5.0 billion – Adjusted for the impact of acquisitions and changes in foreign currencies, sales increased 3% year over year– Sales, as reported, decreased 2% year over year and 22% sequentially Consolidated gross profit margin was 13.7%– Decreased 10 basis points year over year due to a higher mix of Americas ECS sales – Increased 90 basis points sequentially due to a seasonally higher mix of global components business Operating expenses as a percentage of sales were 9.6% – Decreased 30 basis points year over year and increased seasonally by 120 basis points sequentially – Adjusted for the impact of acquisitions and changes in foreign currencies, operating expenses increased 1% year over year, and were 30 basis points lower year over year as a percentage of sales, driven by efficiency gains by both businesses – On an absolute dollar basis, operating expenses decreased 5% year over year primarily due to changes in foreign currencies Operating income was $205 million – Increased 2% year over year as reported – Increased 4% year over year as adjusted for the impact of acquisitions and changes in foreign currencies

Operating income as a percentage of sales was 4.1% $ in millions, except per share data; may reflect rounding investor.arrow.com First-Quarter 2015 CFO Commentary – Operating income as a percentage of sales increased 20 basis points year over year Effective tax rate for the quarter was 27.0% Net income was $128 million – Increased 3% year over year – Adjusted for the impact of acquisitions and changes in foreign currencies, net income increased by 7% year over year Earnings per share were $1.33 and $1.32 on a basic and diluted basis, respectively – Diluted EPS increased 8% year over year – Adjusted for the impact of acquisitions and changes in foreign currencies, diluted EPS increased by 12% year over year investor.arrow.com

First-Quarter 2015 CFO Commentary

Components

Global



$4,000
$3,500
$3,000
$2,500
$2,000
$3,421
$3,569
$3,731
$3,591
$3,347
Q1–'14
Q2–'14
Q3–'14
Q4–'14
Q1–'15

Sales ($ in millions)



- Sales, adjusted for the impact of acquisitions and changes in foreign currencies, increased 2% year over year
  - Sales, as reported, decreased 2% year over year and 7% sequentially
- Leading indicators, including lead times and cancellation rates, are in-line with historical norms
- Book-to-bill of 1.02 was at a normal seasonal level for a first quarter and backlog advanced year over year
- Gross profit dollars, adjusted for the impact of acquisitions and changes in foreign currencies, increased 3% year over year and declined 1% sequentially
  - Higher margins drove the improvement year over year
- Gross margins increased 20 basis points year over year and increased 60 basis points sequentially
  - The year over year and sequential improvements were due to improvements by all three regions
- Operating margin of 5.1% increased 20 basis points year over year principally driven by improvement in Europe
- Return on working capital decreased 90 basis points year over year, as higher operating income was offset by higher working capital due to inventory investments to support 3 additional shipping days in the second quarter

Global components sales increased 2% year over year adjusted for the impact of acquisitions and changes in foreign currencies.

investor.arrow.com

Five Years Out

First-Quarter 2015 CFO Commentary Components Americas Americas Components experienced growth in alternative energy, transportation, and lighting. Sales were flat year over year and declined 9% sequentially – Good growth in the alternative energy, transportation, and lighting verticals year over year – On a sequential basis, core sales were near the lower end of seasonality Looking ahead to the second quarter, we expect sales in our core Americas components business to be in-line with seasonality $1,402 $1,472 $1,512 $1,543 $1,398 $800 $900 $1,000 $1,100 $1,200 $1,300 $1,40 $1,500 $1,600 Q1–'14 Q2–'14 Q3–'14 Q4–'14 Q1–'15 Sales ($ in millions)investor.arrow.com

First-Quarter 2015 CFO Commentary Components Europe Sales increased 10% year over year adjusted for the impact of changes in foreign currencies and acquisitions. Sales increased 10% year over year adjusted for the impact of changes in foreign currencies and acquisitions – Sales, as reported, decreased 7% year over year and increased 3% sequentially – Good growth in the transportation, lighting, and aerospace & defense verticals year over year – On a sequential basis, core sales were near the high end of seasonality Looking ahead to the second quarter, we expect sales in our core European components business to be in-line with seasonality $989 $985 $949 $896 $923 $600$700 $800 $900 $1,000 $1,100 Q1–'14 Q2–'14 Q3–'14 Q4–'14 Q1–'15 Sales ($ in millions)investor.arrow.com

First-Quarter 2015 CFO Commentary Components Asia Pacific Core Asia Pacific Components sales increased 6% year over year. Sales were flat year over year and declined 11% sequentially – Core components sales grew 6% year over year – Good growth in the transportation, industrial power and lighting verticals year over year – On a sequential basis, core sales were near lower end of traditional seasonality due to selective focus on SMB business Looking ahead to the second quarter, we expect sales in our core Asia-Pacific components business to be in-line with seasonality $1,030 $1,112 $1,270 $1,152 $1,026 $700 $800 $900 $1,000 $1,100 $1,200 $1,300 Q1–'14 Q2–'14 Q3–'14 Q4–'14 Q1–'15 Sales ($ in millions) investor.arrow.com

First-Quarter 2015 CFO Commentary Enterprise Computing Solutions Global Sales increased 7% year over year adjusted for the impact of acquisitions and changes in foreign currencies. Sales increased 7% year over year adjusted for the impact of acquisitions and changes in foreign currencies – Sales, as reported, were flat year over year and seasonally decreased by 41% sequentially Gross margin was down 80 basis points year over year due to a higher mix from Americas Operating margin of 4.4%– Up 20 basis points year over year due to higher margins in the Americas – Operating margin adjusted for acquisitions and foreign currencies was down 10 basis points year over year – Operating income increased 5% year over year Return on working capital continues to excel, increasing year over year for the sixth consecutive quarter $1,661 $2,107 $1,882 $2,806 $1,656 $500 $1,000 $1,500 $2,000 $2,500 $3,000 Q1–'14 Q2–'14 Q3–'14 Q4–'14 Q1–'15 Sales ($ in millions)investor.arrow.com

First-Quarter 2015 CFO Commentary Enterprise Computing Solutions Americas Sales increased 8% year over year. Sales increased 8% year over year and seasonally decreased by 41% sequentially – Sales increased 6% year over year adjusted for the impact of acquisitions and changes in foreign currencies – Double-digit growth in software – Growth in services and storage – Very strong growth in industry-standard and proprietary servers compared to a pause in hardware spending during the year ago quarter Looking ahead to the second quarter, we expect sales in our core Americas value-added computing solutions business to be in-line with seasonality $996 $1,330 $1,263 $1,822 $1,074 $500 $700 $900 $1,100 $1,300 $1,500 $1,700 $1,900 Q1–'14 Q2–'14 Q3–'14 Q4–'14 Q1–'15 Sales ($ in millions) investor.arrow.com

First-Quarter 2015 CFO Commentary Enterprise Computing Solutions Europe Sales increased 8% year over year adjusted for the impact of acquisitions and changes in foreign currencies. Sales increased 8% year over year adjusted for the impact of acquisitions and changes in foreign currencies – Sales, as reported, decreased 13% year over year and 41% sequentially – Double digit growth in software, services and storage – Growth in industry-standard servers and proprietary servers Looking ahead to the second quarter, we expect sales in our core European value-added computing solutions business to be in-line with seasonality $665 $777 $619 $984 $582 $400 $500 $600 $700 $800$900 $1,000 $1,100 Q1–'14 Q2–'14 Q3–'14 Q4–'14 Q1–'15 Sales ($ in millions) investor.arrow.com

First-Quarter 2015 CFO Commentary Cash Flow and Balance Sheet Highlights Cash Flow from Operations Cash from operating activities in the first quarter was a use of $242 million. Cash flow from operating activities was a use of $92 million adjusted for the $150 million of previously-disclosed timing-related benefits in the fourth quarter. We made selected investments in inventory to support our seasonally higher global components sales in the second quarter. Cash from operating activities was $308 million on a trailing 12-month basis. Working Capital Working capital to sales increased to 17.5% in the first quarter due to some investments in inventory to drive future growth. Return on working capital was 23.4%. Return on Invested Capital Return on invested capital was 9.8% in the first quarter and increased over the prior period for the sixth consecutive quarter. Share Buyback We repurchased $64 million of our stock in the first quarter, bringing our total cash returned to shareholders over the last 12 months to approximately $279 million. Debt and Liquidity Our balance sheet and capital structure remain very strong with conservative debt levels and a net-debt-to-last-12 months EBITDA ratio of approximately 2.1x. Our total liquidity is $3.0 billion when including our cash of $305 million. We repurchased $64 million of our stock in the first quarter, bringing our total cash returned to shareholders over the last 12 months to approximately $279 million. investor.arrow.com

First-Quarter 2015 CFO Commentary

Arrow Electronics Outlook

Guidance

We are expecting the average USD to Euro exchange rate for the second quarter to be 1.08 to 1. Based on this assumption, changes in foreign currencies will have a negative impact of $350 million or 6% on sales and a negative impact of $.12 or 8% on earnings per share compared with the second quarter of 2014, and a negative impact of $50 million or 1% on sales and a negative impact of $.02 or 2% on earnings per share compared with the first quarter of 2015.

Second-Quarter 2015 Guidance

Consolidated Sales	$5.45 billion to $5.85 billion
Global Components	$3.45 billion to $3.65 billion
Global ECS	$2 billion to $2.2 billion
Diluted Earnings per Share*	$1.43 to $1.55

* Second-quarter guidance assumes average diluted shares outstanding of 97 million.

Revenue Seasonality*

Global Components	NAC	EMEA ex FX	AAP
Q1	-8% to 0%	+8% to 16%	-10% to -2%
Q2	0% to +8%	-5% to +3%	+3% to +11%
Q3	-4% to +4%	-4% to +4%	+4% to +12%
Q4	-3% to +5%	-8% to 0%	-4% to +4%

Global ECS	NAC	EMEA ex FX
Q1	-36% to -28%	-40% to -32%
Q2	+22% to +30%	+9% to +17%
Q3	-12% to -4%	-24% to -16%
Q4	+36% to +44%	+72% to +80%

* Revenue seasonality based on historical sequential sales growth for our components and ECS businesses, updated February 5, 2015

investor.arrow.com

Five Years Out

First-Quarter 2015 CFO Commentary Risk Factors The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its 2014 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject. If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected. Information Relating to Forward- Looking Statements This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, company’s implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similarexpressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements. For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2014.investor.arrow.com

First-Quarter 2015 CFO Commentary Certain Non-GAAP Financial Information In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions by adjusting the company’s prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the earliest period presented (referred to as “impact of acquisitions”). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), trade name impairment charge, gain on sale of investment, and prepayment of debt. A reconciliation of the company’s non- GAAP financial information to GAAP is set forth in the tables below. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non- GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance. investor.arrow.com

First-Quarter 2015 CFO Commentary Q1 2015 Q4 2014 Q1 2014 Operating income, as Reported $177,434 $176,432 $177,740 Intangible assets amortization expense 11,107 11,138 10,947 Restructuring, integration, and other charges 16,196 14,660 11,614 Trade name impairment charge – 78,000 – Operating income, as Adjusted $204,737 $280,230 $200,301 Q1 2015 Q4 2014 Q1 2014 Net income attributable to shareholders, as Reported $106,058 $116,177 $107,120 Intangible assets amortization expense 9,029 9,105 8,907 Restructuring, integration, and other charges 12,569 11,222 8,020 Trade name impairment charge – 47,911 – Loss on prepayment of debt 1,808 – – Gain on sale of investment (1,667) – – Net income attributable to shareholders, as Adjusted $127,797 $184,415 $124,047 Q1 2015 Q4 2014 Q1 2014 Diluted EPS, as Reported $1.09 $1.18 $1.06 Intangible assets amortization expense .09 .09 .09 Restructuring, integration, and other charges .13 .11 .08 Trade name impairment charge – .49 – Loss on prepayment of debt .02 – – Gain on sale of investment (.02) – – Net income attributable to shareholders, as Adjusted $1.32 $1.88 $1.22 The sum of the components for diluted EPS, as Adjusted, may not agree to totals, as presented, due to rounding. Earnings Reconciliation ($ in thousands, except per share data) investor.arrow.com

First-Quarter 2015 CFO Commentary Earnings Reconciliation References to restructuring and other charges refer to the following incremental charges taken in the periods indicated: Q1-15 Intangible Assets Amortization Expense During the first quarter of 2015, the company recorded intangible assets amortization expense of 11.1 million ($9.0 million net of related taxes or $.09 per share on both a basic and diluted basis). Q1-15 Restructuring, Integration, and Other Charges During the first quarter of 2015, the company recorded restructuring, integration, and other charges of $16.2 million ($12.6 million net of related taxes or $.13 per share on both a basic and diluted basis). Q1-15 Loss on prepayment of debt During the first quarter of 2015, the company recorded a loss on prepayment of debt of $2.9 million ($1.8 million net of related taxes or $.02 per share on both a basic and diluted basis), related to the redemption of $250.0 million principal amount of its 3.375% notes due November 2015. Q1-15 Gain on sale of investment During the first quarter of 2015, the company recorded a gain on sale of investment of $2.0 million ($1.7 million net of related taxes or $.02 per share on both a basic and diluted basis). Q4-14 Intangible Assets Amortization Expense During the fourth quarter of 2014, the company recorded intangible assets amortization expense of $11.1 million ($9.1 million net of related taxes or $.09 per share on both a basic and diluted basis). Q4-14 Restructuring, Integration, and Other Charges During the fourth quarter of 2014, the company recorded restructuring, integration, and other charges of $14.7 million ($11.2 million net of related taxes or $.12 and $.11 per share on a basic and diluted basis, respectively). Q4-14 Trade name impairment Charge During the fourth quarter of 2014, the company recorded a noncash impairment charge associated with discontinuing the use of a trade name of $78.0 million ($47.9 million net of related taxes or $.49 per share on both a basic and diluted basis). Q1-14 Intangible Assets Amortization Expense During the first quarter of 2014, the company recorded intangible assets amortization expense of $10.9 million ($8.9 million net of related taxes or $.09 per share on both a basic and diluted basis). Q1-14 Restructuring, Integration, and Other Charges During the first quarter of 2014, the company recorded restructuring, integration, and other charges of $11.6 million ($8.0 million net of related taxes or $.08 per share on both a basic and diluted basis).